EXHIBIT 12(B)

I, E. Keith Wirtz, President and I, Christopher Bell, Treasurer of the Fifth Third Funds (the "Trust"), each certify that:

1. The Form N-CSR of the Trust for the period ended July 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:      /s/ E. Keith Wirtz
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         E. Keith Wirtz
         President (principal executive officer) of Fifth Third Funds

Date:    October 9, 2007



By:      /s/ Christopher Bell
         --------------------
         Christopher Bell
         Treasurer (principal financial officer) of Fifth Third Funds


Date:    October 9, 2007